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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                 FORM 8-A/A-3

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                   AMENDMENT NO. 3 TO REGISTRATION STATEMENT
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ARCADIA FINANCIAL LTD.
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           (Exact name of registrant as specified in its charter)


              MINNESOTA                                 41-1664848
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(State of incorporation or organization)      (I.R.S. Identification No.)

  7825 WASHINGTON AVENUE SOUTH,
      MINNEAPOLIS, MINNESOTA                             55439-2435
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(Address of principal executive offices)                (Zip Code)

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
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         Rights to Purchase                      New York Stock Exchange
         Class A Preferred Stock

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   / /

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     NONE
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                                (Title of Class)

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Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         The response to Item 1 is hereby amended by adding the following paragraphs and the attached exhibit.

         On November 15, 1999, Arcadia Financial Ltd. (the "Company") executed Amendment No. 3 to Rights Agreement, dated October 5, 1998 ("Amendment No. 3"), to Rights Agreement, dated as of November 1, 1996 between the Company and Norwest Bank Minnesota, N.A., as amended by Amendment No. 1 to Rights Agreement, dated January 16, 1998, and Amendment No. 2 to Rights Agreement, dated October 5, 1998 (as so amended, the "Rights Agreement") The Rights Agreement, as amended by Amendment No. 3, sets forth the description and the terms of the rights held by holders of the Company's common stock, par value $.01 per share, to purchase one unit initially consisting of one one-hundredth of a share of Preferred Stock of the Company.

         Amendment No. 3 provides that neither Associates First Capital Corporation, a Delaware corporation ("Associates"), nor AFCC Newco, Inc., a Minnesota corporation and a wholly-owned subsidiary of Associates ("Sub"), shall be an Acquiring Person under the Rights Agreement by virtue of (i) the execution of the Agreement and Plan of Merger dated as of November 12, 1999 among Associates, Sub and the Company, or (ii) the consummation of the transactions contemplated therein.

         The other provisions of the Rights Agreement continue in full force as set forth therein and were not affected in any way by Amendment No. 3.

         The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, which is attached hereto as an exhibit and incorporated herein by reference.

Item 2.  EXHIBITS.

         The following exhibit is filed with this Amendment to Registration Statement on Form 8-A:


Exhibit No.                Description
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
    1                      Amendment No. 3 to Rights Agreement, dated as of
                           November 12, 1999, to Rights Agreement, dated as of
                           November 1, 1996 between the Company and Norwest Bank
                           Minnesota, National Association (incorporated by
                           reference to Exhibit 4.1 to the Company's Current
                           Report on Form 8-K dated November 12, 1999 and filed
                           November 16, 1999)

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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

November 17, 1999                   ARCADIA FINANCIAL LTD.

                                    By: /s/ James D. Atkinson III
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                                       James D. Atkinson III
                                       Senior Vice President